UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iSHARES® GSCI® COMMODITY-INDEXED TRUST

(Registrant)

iSHARES® GSCI® COMMODITY-INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

DELAWARE	51-6573369 Registrant 34-2061331 Co-Registrant
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Barclays Global Investors International, Inc. 45 Fremont Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	333-126810
333-126810-01
(If applicable)

Securities to be registered pursuant of Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares (Units of Beneficial Interest)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description contained under the heading “Description of the iShares, the Trust Agreement and the Investing Pool Agreement” in the prospectus that forms part of the Registration Statement on Form S-1 Nos. 333-126810 and 333-126810-01, initially filed with the Commission on July 22, 2005 as amended on each of August 18, 2005, October 31, 2005, December 23, 2005, February 1, 2006, May 26, 2006 and July 14, 2006 and as may be amended after the date hereof (the “Registration Statement”) is hereby incorporated by this reference and made a part of this filing.

Item 2.	Exhibits

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

iShares® GSCI® Commodity-Indexed Trust
(Registrant)

Date: July 14, 2006	Barclays Global Investors International Inc.

	By:	/s/ LEE KRANEFUSS
		Name:	Lee Kranefuss
		Title:	President and Chief Executive Officer

	By:	/s/ MICHAEL A. LATHAM
		Name:	Michael A. Latham
		Title:	Chief Financial Officer

iShares® GSCI® Commodity-Indexed Investing Pool LLC
(Rule 140 Co-Registrant)

Barclays Global Investors International Inc.

	By:	/s/ LEE KRANEFUSS
		Name:	Lee Kranefuss
		Title:	President and Chief Executive Officer

	By:	/s/ MICHAEL A. LATHAM
		Name:	Michael A. Latham
		Title:	Chief Financial Officer